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                                                                    EXHIBIT 99.1

FOR IMMEDIATE RELEASE

                                    Contact:  Harvey A. Wagner
                                    Executive Vice President and Chief
                                    Financial Officer
                                    Premiere Technologies, Inc.
                                    (404) 262-8528

           PREMIERE TECHNOLOGIES ANNOUNCES STOCK REPURCHASE PROGRAM


ATLANTA, May 14, 1998 - Premiere Technologies, inc. (NASDAQ:  PTEK;

www.premtek.com) today announced that its board of directors has authorized the
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repurchase, from time to time on the open market or otherwise, of up to approximately 1.1 million shares of its outstanding common stock, the maximum number allowable under pooling interest rules. Premiere plans to use the repurchased shares for general corporate purposes. There are currently 45,257,582 shares of Premiere common stock outstanding.

Atlanta-based Premiere Technologies is a leading provider of the enhanced communications services that business professionals rely on every day. The Company does this by integrating the Internet with voice mail, fax, e-mail, conference calling and mobile communications. Premiere is the first single-source provider and integrator of all these communications services through both the internet and the telephone. The Company was founded in 1991 and employs more than 2,200 communications professionals around the world.

Statements made in this press release, other than those concerning historical information, should be considered forward-looking and subject to various risks and uncertainties. Such forward-looking statements are made based on management's belief as well as assumptions made by, and information currently available to, management pursuant to the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. Premiere's actual results may differ materially from the results anticipated in these forward-looking statements as a result of a variety of factors, including those identified in Premiere's Annual Report on Form 10-K for the fiscal year ended December 31, 1997, as amended, and its Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission.